Exhibit 32.1

SECTION 906 CERTIFICATION

I, Clark A. Marcus, Chief Executive Officer of The Amacore Group, Inc., certify, pursuant to 18 U.S.C. ss. 1350 as adopted by sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-KSB for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in this Annual Report fairly presents, in all material respects, the financial condition and result of operations of The Amacore Group, Inc..

Dated: May 19, 2006

/s/ Clark A. Marcus Clark A. Marcus Chief Executive Officer